SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to §240.14a-12

The Reader’s Digest Association, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

AN IMPORTANT MESSAGE TO EMPLOYEES ABOUT VOTING ON THE RIPPLEWOOD TRANSACTION

Most Reader’s Digest employees have received more than one copy of the proxy statement and more than one proxy card for the February 2, 2007 Special Meeting of Stockholders to vote on the proposed merger agreement between Reader’s Digest and companies affiliated with Ripplewood Holdings L.L.C. and to vote on the other matters described in the proxy statement. A separate proxy statement and proxy card was sent to each employee regarding the following Reader’s Digest common shares:

•	Shares held in the employee’s account in the U.S. Employee Stock Purchase Plan or in one of the international Employee Stock Purchase Plans;

•	Shares held in the employee’s account under the U.S. Employee Ownership Plan and 401(k) Partnership;

•	Shares held in the employee’s account under the U.K. Stock Incentive Plan; and

•	Unvested restricted shares held for the employee’s account with the administrator of the Key Employee Long Term Incentive Plan.

In addition, if you own other Reader’s Digest common shares in one or more brokerage accounts, you should have received a separate proxy statement and proxy card from each broker.

It is important that you vote all of your shares by signing, dating and returning all of the proxy cards you received, or by voting by Internet or by telephone (using the instructions and the I.D. numbers contained on the proxy cards you received).

The Reader’s Digest Board of Directors has unanimously recommended that you vote “FOR” the adoption of the merger agreement. If you do not vote, it will have the same effect as a vote “AGAINST” the merger agreement.

If you have misplaced any of your proxy cards and need a replacement or if you need your I.D. number to vote by Internet or by telephone, please contact our proxy soliciting firm, MacKenzie Partners, Inc., at 1-800-322-2885. If you need a replacement of your voting direction card for the U.K. SIP, please contact MacKenzie Partners, Inc. at 44-207-170-4155 or 001-212-929-5500.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, The Reader’s Digest Association, Inc. (“RDA”) filed a definitive proxy statement with the Securities and Exchange Commission.  Investors and security holders are advised to read the proxy statement, because it contains important information about the merger and the parties thereto.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by RDA at the Securities and Exchange Commission’s web site at www.sec.gov.  The definitive proxy statement and such other documents may also be obtained for free from RDA by directing such request to MacKenzie Partners, Inc., at 1-800-322-2885.

RDA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of RDA’s participants in the solicitation, which may be different than those of RDA shareholders generally, is set forth in RDA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger.